UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2006
SCHAWK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-09335 (Commission file number)	36-2545354 (I.R.S. employer identification no.)

1695 River Road Des Plaines, IL (Address of principal executive offices)	60018 (Zip Code)
Registrant’s telephone number, including area code: (847) 827-9494
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 30, 2006, Schawk, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. and Robert W. Baird & Co. Incorporated, as representatives of the underwriters listed therein (collectively the “Underwriters”), and the selling stockholders named in Schedule II thereto (the “Selling Stockholders”), pursuant to which the Selling Stockholders agreed to sell an aggregate of 3,470,183 shares of Class A Common Stock of the Company, par value $0.008 per share, at a price per share of $20.75. All shares being sold by the Selling Stockholders were acquired in connection with the Company’s acquisition of Seven Worldwide, Inc. in January 2005. In addition, pursuant to the terms of the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 520,527 additional shares of the Company’s Class A Common Stock to cover over-allotments, if any.
     The Company has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), a registration statement on Form S-3 (file no. 333-129244), as amended, relating to the shares being sold by the Selling Stockholders. The Company will not receive any proceeds from sales of the shares made by the Selling Stockholders. The Company has made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the registration statement. The Company also has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Act.
     One of the Company’s directors, Christopher Lacovara, is a member of Kohlberg Management IV, L.L.C., which is the general partner of certain Kohlberg funds that are participating in the offering as Selling Stockholders.
     In the ordinary course of the Underwriters’ respective businesses, the Underwriters and their affiliates have engaged and may engage in commercial, investment banking and other advisory transactions with the Company or the Selling Stockholders for which they have received and will receive customary fees and expenses. An affiliate of J.P. Morgan Securities Inc. is a lender under the Company’s existing five-year revolving unsecured credit facility.
     The description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01(d). Financial Statements and Exhibits.

Exhibit 1.1	Underwriting Agreement, dated January 30, 2006, among Schawk, Inc., the Selling Stockholders named in Schedule II thereto, and J.P. Morgan Securities Inc. and Robert W. Baird & Co. Incorporated, as representatives of the underwriters listed therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHAWK, INC.
	By:	/s/ James J. Patterson
Date: January 31, 2006		James J. Patterson
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit

1.1	Underwriting Agreement, dated January 30, 2006, among Schawk, Inc., the Selling Stockholders named in Schedule II thereto, and J.P. Morgan Securities Inc. and Robert W. Baird & Co. Incorporated, as representatives of the underwriters listed therein.